Exhibit 10.8.3

EXECUTION VERSION
THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of June 1, 2017 (this “Amendment”), is among AROTECH CORPORATION (collectively, the “Borrower”), the other Loan Parties party to the Credit Agreement described below and JPMORGAN CHASE BANK, N.A. (the “Lender”).
RECITAL
The Borrower, the other Loan Parties and the Lender are parties to a Credit Agreement dated as of March 11, 2016, as amended by a certain First Amendment to Credit Agreement dated as of, and as further amended by a certain Second Amendment to Credit Agreement dated as of June 25, 2016 (as may be further amended or modified from time to time, the “Credit Agreement”), and desire to amend the Credit Agreement on the terms and conditions of this Amendment.
TERMS
In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:
ARTICLE I           AMENDMENTS.  Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:
1.1          The following definitions are added to Section 1.01 of the Credit Agreement:
“Oak Valley Real Estate” means the Real Property owned by FAAC and commonly known as 1229 Oak Valley Drive, Ann Arbor, MI 48108.
“Term C Commitment” means the commitment of the Lender to make a Term C Loan, expressed as an amount representing the maximum principal amount of the Term C Loan to be made by the Lender.  The amount of the Lender’s Term C Commitment on the Third Amendment Effective Date is $1,358,000.
“Term C Draw Expiration Date” means the earlier of (a) the date upon which the Term C Loan is advanced pursuant to Section 2.01(d); and (b) June 30, 2017.
“Term C Loan” means the Loan made pursuant to Section 2.01(d).
“Term C Maturity Date” means June 1, 2024.
“Third Amendment” means the Third Amendment to this Agreement among the parties hereto.
“Third Amendment Effective Date” means the date the Third Amendment is effective.

1.2          The following definitions in Section 1.01 of the Credit Agreement are amended and restated as follows:
“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolving Commitment CBFR Spread”, “Revolving Commitment Eurodollar Spread” “Term A Loan CBFR Spread”, “Term A Loan Eurodollar Spread”, “Term B Loan CBFR Spread”, “Term B Loan Eurodollar Spread”, “Term C Loan CBFR Spread”, “Term C Loan Eurodollar Spread”, or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Leverage Ratio as of the most recent determination date, provided that until the delivery to the Lender, pursuant to Section 5.01, of the Borrower’s consolidated financial information for the Borrower’s first fiscal quarter ending after the Effective Date, the “Applicable Rate” shall be the applicable rates per annum set forth (all numbers are in basis points) below in Category IV:
Leverage Ratio	Revolving Commitment CBFR Spread	Revolving Commitment Eurodollar Spread	Term A, B and C Loan CBFR Spread	Term A, B and C Loan Eurodollar Spread	Commitment Fee Rate
Category I < 2.00:1.00	0	175	25	200	25
Category II ≥ 2.00:1.00 but < 2.50:1.00	25	200	50	225	30
Category III ≥ 2.50:1.00 but < 3.00:1.00	50	250	75	275	35
Category IV ≥ 3.00:1.00	75	300	100	325	40

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower, based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the scheduled date the delivery to the Lender of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that, at the option of the Lender, if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, the Leverage Ratio shall be deemed to be in Category IV during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

If at any time the Lender determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, a Term A Loan, a Term B Loan, or a Term C Loan and (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, a Term A Commitment, a Term B Commitment, or a Term C Commitment.
“Interest Payment Date” means (a) with respect to any CBFR Loan, the first Business Day of each calendar month and the Revolving Credit Maturity Date, the Term A Maturity Date, the Term B Maturity Date, or the Term C Maturity Date as applicable, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Revolving Credit Maturity Date, the Term A Maturity Date, the Term B Maturity Date, or the Term C Maturity Date, as applicable.
“Term B Commitment” means the commitment of the Lender to make a Term B Loan, expressed as an amount representing the maximum principal amount of the Term B Loan to be made by the Lender.  The amount of the Lender’s Term B Commitment on the Third Amendment Effective Date is $1,730,895.
“Term B Draw Expiration Date” means the earlier of (a) the date upon which the Term B Loan is advanced pursuant to Section 2.01(c), and (b) May 31, 2017.
“Term B Maturity Date” means June 1, 2024.
“Term Commitments” means the Term A Commitment, the Term B Commitment and the Term C Commitment.
“Term Loans” means the Term A Loan, the Term B Loan and the Term C Loan.
1.3          Section 2.01(c) of the Credit Agreement is restated as follows:
(c)           Subject to the terms and conditions set forth herein, the Lender agrees to make a Term B Loan in dollars to FAAC, at one time on a date on or after the Third Amendment Effective Date but prior to the Term B Draw Expiration Date, in an aggregate principal amount, including the principal amount outstanding as Term Loan B immediately prior to the Third Amendment Effective Date, not to exceed the lesser of the Lender’s Term B Commitment or 70% of the appraised value of the Ann Arbor Real Estate as determined pursuant to an appraisal satisfactory to the Lender. Amounts prepaid or repaid in respect of Term B Loans may not be borrowed. The principal amount of Term Loan B outstanding immediately prior to the Third Amendment Effective Date shall constitute usage of the Term B Commitment (as modified by the Third Amendment) and shall continue to a portion of Term Loan B on and after the Third Amendment Effective Date.   The Third Amendment is not a novation of the portion of the Term Loan B outstanding immediately prior to the Third Amendment Effective Date.

1.4          The following new Section 2.01(d) is added to the Credit Agreement:
(d)          Subject to the terms and conditions set forth herein, the Lender agrees to make a Term C Loan in dollars to FAAC, at one time on a date on or after the Third Amendment Effective Date but prior to the Term C Draw Expiration Date in an aggregate principal amount not to exceed the lesser of the Lender’s Term C Commitment or 70% of the appraised value of the Oak Valley Real Estate as determined pursuant to an appraisal satisfactory to the Lender.  Amounts prepaid or repaid in respect of Term C Loans may not be borrowed.
1.5          Section 2.02(d) of the Credit Agreement is restated as follows:
(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date, the Term A Maturity Date, the Term B Maturity Date or the Term C Maturity Date, as applicable.
1.6          Section 2.07(a) of the Credit Agreement is restated as follows:
(a)          Unless previously terminated, (i) the Term A Commitment shall terminate at 5:00 p.m., Detroit time, on the Effective Date, (ii) the Term B Commitment shall terminate on the Term B Draw Expiration Date, (iii) the Term C Commitment shall terminate on the Term C Draw Expiration Date, and (iv) the Revolving Commitment shall termi-nate on the Revolving Credit Maturity Date.
1.7          Section 2.08 of the Credit Agreement is restated as follows:
(a)          The Borrower hereby unconditionally promises to pay the Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date.
(b)          The Borrower hereby unconditionally promises to pay Term A Loan in consecutive monthly principal payments to the Lender on the first Business Day of each month, commencing with the first Business Day of May, 2016, in the following amounts (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)): (i) the first twelve (12) monthly principal payments will each be in the amount of $83,333.33, (ii) the next thirty six (36) monthly principal payments will each be in the amount of $166,666.67, (iii) the next eleven (11) monthly principal payments will each be in the amount of $250,000, and (iv) the remaining principal balance of the Term A Loan will shall be paid in full in cash by the Borrower on the Term A Maturity Date.
(c)          FAAC hereby unconditionally promises to pay the Term B Loan in consecutive monthly principal payments to the Lender on the first Business Day of each month, commencing with the first such Business Day after the Term B Draw Expiration Date, in the total amount of $7,212.00 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)), and the remaining principal balance of the Term B Loan shall be paid in full in cash by FAAC on the Term B Maturity Date.

(d)          FAAC hereby unconditionally promises to pay the Term C Loan in consecutive monthly principal payments to the Lender on the first Business Day of each month, commencing with the first such Business Day after the Term C Draw Expiration Date, in the total amount of 5,660.00 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)), and the remaining principal balance of the Term C Loan shall be paid in full in cash by FAAC on the Term C Maturity Date.
(e)          Prior to any repayment of any Term Loan Borrowings of any Class under this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Lender by telephone (confirmed by fax) of such selection not later than 11:00 a.m., Detroit time, three (3) Business Days before the scheduled date of such repayment.  Each repayment of a Term Loan Borrowing shall be applied ratably to the Loans included in the repaid Term Loan Borrowing.  Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amounts repaid.
(f)           The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.
(g)          The Lender shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Lender hereunder.
(h)          The entries made in the accounts maintained pursuant to paragraph (f) and (g) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(i)           The Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to the Lender a promissory note payable to the order of the Lender (or, if requested by the Lender, to the Lender and its registered assigns) and in a form approved by the Lender.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
1.8          Section 4.03 of the Credit Agreement is restated as follows:
Section 4.03.  Term Loan C Funding.  In addition to the satisfaction of all conditions in Section 4.01, the obligation of the Lender to make the Term C Loan shall not become effective until the date on which each of the following conditions are satisfied (or waived in accordance with Section 8.02;

(a)          Environmental Reports.  The Lender shall have received environmental review reports with respect to the owned real properties of the Borrower and its Subsidiaries specified by the Lender from firm(s) satisfactory to the Lender, which review reports shall be acceptable to the Lender.  Any environmental hazards or liabilities identified in any such environmental review reports shall indicate the Loan Parties’ plans with respect thereto.
(b)          Mortgages, etc.  The Lender shall have received, with respect to each owned parcel of real property which is required to be subject to a Lien in favor of the Lender, each of the following, in form and substance reasonably satisfactory to the Lender:
(i)               Mortgage on such property;
(ii)              evidence that a counterpart of the Mortgage has been recorded in the place necessary, in the Lender’s judgment, to create a valid and enforceable first priority Lien in favor of the Lender, for the benefit of the Secured Parties;
(iii)             ALTA or other mortgagee’s title policy;
(iv)             an ALTA survey prepared and certified to the Lender by a surveyor acceptable to the Lender;
(v)              an opinion of counsel in the state in which such parcel of real property is located in form and substance and from counsel reasonably satisfactory to the Lender;
(vi)             if any such parcel of real property is determined by the Lender to be in a flood zone, a flood notification form signed by the Borrower and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Lender;
(vii)            a current appraisal of the real property prepared by an appraiser reasonably acceptable to the Lender, and in form and substance satisfactory to the Lender;
(viii)           an environmental assessment of the real property prepared by an environmental engineer reasonably acceptable to the Lender, and accompanied by such reports, certificates, studies or data as Lender may reasonably require, which shall all be in form and substance satisfactory to the Lender; and
(ix)              such other information, documentation, and certifications as may be reasonably required by the Lender.
1.9          The following new Section 4.04 is added to the Credit Agreement:
Section 4.04. Each Credit Event. The obligation of the Lender to make any Loan on the occasion of any Borrowing, and to issue, amend, renew or extend any Letter of Credit, is also subject to the satisfaction of the following conditions:

(a)          The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)          At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(c)          After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.
(d)          No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section.
ARTICLE II          REPRESENTATIONS.  Each Loan Party represents and warrants to the Lender that:
2.1          The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention with any law, or the terms of its articles of incorporation or organization (as applicable), by-laws or operating agreement (as applicable), or any undertaking to which it is a party or by which it is bound.
2.2          The Amendment is the valid and binding obligation of each Loan Party, enforceable against such Borrower in accordance with its terms.
2.3          After giving effect to the amendments and waivers herein contained, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and no Default has occurred and is continuing.
ARTICLE III        CONDITIONS OF EFFECTIVENESS.  This Amendment shall be effective as of the date hereof when each of the following is satisfied:
3.1          Each Loan Party and the Lender shall have executed this Amendment.

3.2          Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  The Lender shall have received (i) a certificate of FAAC, dated the Third Amendment Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents (or a certification that such attachments have not changed since March 11, 2016), and (ii) a good standing certificate for FAAC from its jurisdiction of organization (or a certification that FAAC has been in good standing since March 11, 2016).
3.3          Fees.  The Lender shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Third Amendment Effective Date.  All such amounts will be paid with proceeds of Loans made on the Third Amendment Effective Date and will be reflected in the funding instructions given by the Borrower to the Lender on or before the Third Amendment Effective Date.
3.4          Lien Searches.  The Lender shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party and each jurisdiction where assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 of the Credit Agreement or discharged on or prior to the Third Amendment Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Lender.
3.5          Insurance.  The Lender shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Lender and otherwise in compliance with the terms of Section 5.10 of the Credit Agreement and the Collateral Documents.
3.6          Legal Due Diligence. The Lender and its counsel shall have completed all legal due diligence, the results of which shall be satisfactory to Lender in its sole discretion.
3.7          Other Documents.  The Lender shall have received such other documents as the Lender or its counsel may have reasonably requested.
ARTICLE IV        MISCELLANEOUS.
4.1          References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.  This Amendment is a Loan Document.  Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.  Without limiting the foregoing, each of the Loan Parties acknowledges and agrees that all references to Secured Obligations in any of the Collateral Documents shall be deemed references to Secured Obligations as such term is amended hereby and as further amended or modified from time to time in accordance with the Loan Documents.
4.2          Except as expressly amended hereby, each Loan Party agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.
4.3          This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or other electronic imaging shall be enforceable as originals.
[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.
AROTECH CORPORATION

By: /s/ Thomas J. Paup

Name: Thomas J. Paup

Title: Sr VP Finance & CFO

FAAC INCORPORATED

By: /s/ Thomas J. Paup

Name: Thomas J. Paup

Title: Treasurer

ELECTRIC FUEL BATTERY CORP.

By: /s/ Thomas J. Paup

Name: Thomas J. Paup

Title: Treasurer

UEC ELECTRONICS, LLC

By: /s/ Thomas J. Paup

Name: Thomas J. Paup

Title: Treasurer

JPMORGAN CHASE BANK, N.A.

By: /s/ Michelle L. Montague

Name: Michelle L. Montague

Title: Vice President

Signature Page to Third Amendment to Credit Agreement